UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2004

FMC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, TX 77067

(Address of principal executive offices) (Zip Code)

(281) 591-4000

Registrant’s telephone number,

including area code

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) Exhibits:

99.1	Press Release issued by FMC Technologies, Inc. dated April 30, 2004

ITEM 9. REGULATION FD DISCLOSURE.

On April 30, 2004, FMC Technologies, Inc. issued a press release announcing that it had obtained a committed $250 million, five-year revolving credit facility maturing in April 2009. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

This information is being furnished under Item 9 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The posting and furnishing of this information is not intended to, and does not, constitute a determination by FMC Technologies, Inc. that the information is material or that investors should consider this information before deciding to buy or sell FMC Technologies, Inc. securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC TECHNOLOGIES, INC.

By:	/s/ Jeffrey W. Carr
Jeffrey W. Carr
Vice President, General Counsel and Secretary

Date: April 30, 2004